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                                                                     EXHIBIT 11

                         EAGLE-PICHER INDUSTRIES, INC.

                    CALCULATION OF AVERAGE NUMBER OF SHARES

                      THREE YEARS ENDED NOVEMBER 30, 1994


                                           1994          1993          1992
                                           ----          ----          ----
Average common shares issued            11,125,000    11,125,000    11,125,000
Less: Average common treasury shares       (84,068)      (94,485)     (146,568)
                                        ----------    ----------    ----------
Average number of common shares
  outstanding                           11,040,932    11,030,515    10,978,432
                                        ==========    ==========    ==========